Exhibit 4A

                               COGNEX CORPORATION
                             1993 STOCK OPTION PLAN
                          As Amended November 14, 1995
                              and February 25, 1996


         1.       Purpose of the Plan.
         This stock option and stock award plan (the "Plan") is intended to encourage ownership of the stock of Cognex Corporation (the "Company") by key employees of, and other key individuals engaged to provide services to, the Company and its subsidiaries, to induce qualified personnel to enter and remain in the employ of, or otherwise provide services to, the Company or its subsidiaries and to provide additional incentive for optionees to promote the success of its business.
         2.       Stock Subject to the Plan.
         (a) The total number of shares of the authorized but unissued or Treasury shares of the common stock, $.002 par value, of the Company ("Common Stock") for which options may be granted under the Plan shall not exceed 8,000,000 shares, subject to adjustment as provided in Section 12 hereof. In addition, a maximum of 1,000,000 shares of authorized but unissued or Treasury shares of Common Stock, subject to adjustment as provided in Section 12 hereof, shall be available for stock awards under the Plan. The payment of stock dividends and dividend equivalents settled in Common Stock in connection with outstanding awards shall not be counted against the shares available for issuance under the Plan.
         (b) If an option granted hereunder shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject thereto shall again be available for subsequent option grants under the Plan. To the extent that any stock award shall lapse,
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terminate,  expire or otherwise  be cancelled  without the issuance of shares of
Common Stock, or to the extent any stock award is settled in cash, the shares of Common Stock covered by such grant shall again be available for the granting of stock awards under the Plan. The provisions of this Section 2(b) shall apply only to the extent permitted under rules promulgated by the Securities and Exchange Commission pursuant to Section 16 of the Securities Exchange Act of 1934, and in the event of any conflict with such rules, the requirements imposed by the Securities and Exchange Commission including those requirements which are a prerequisite for exemptive relief under Section 16 shall control.
         (c) Stock issuable upon exercise of an option granted under the Plan or issuable as a stock award under the Plan may be subject to such restrictions on transfer, repurchase rights or other restrictions as shall be determined by the Committee (as defined below).
         3. Administration of the Plan. The Plan shall be administered by a committee consisting of two or more members of the Company's Board of Directors, each of whom is a disinterested person as defined from time to time in Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the "1934 Act"). Such committee shall be known as the "Stock Option/Award Committee" (the "Committee"). The Board of Directors may from time to time appoint a member or members of the Committee in substitution for or in addition to the member or members then in office and may fill vacancies on the Committee however caused. The Committee shall choose one of its members as Chairman and shall hold meetings at such times and places as it shall deem advisable. A majority of the members of the Committee shall constitute a quorum and any action may be taken by a majority of those present and voting at any meeting. Any action may also be taken without the necessity of a meeting by a written
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instrument signed by a majority of the Committee.  The decision of the Committee as to all questions of interpretation and application of the Plan shall be final, binding and conclusive on all persons. The Committee shall have the authority to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any option agreement or award granted hereunder in the manner and to the extent it shall deem expedient to carry the Plan into effect and shall be the sole and final judge of such expediency. No Committee member shall be liable for any action or determination made in good faith.
         4.       Type of Options.
         Options granted pursuant to the Plan shall be authorized by action of the Committee and may be designated as either incentive stock options meeting the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or non-qualified options which are not intended to meet the requirements of such Section 422 of the Code, the designation to be in the sole discretion of the Committee.
         4A.      Stock Awards.
         (a) The Committee may grant, subject to the limitation on the number of shares of Common Stock available under Section 2 hereof, stock awards to employees of and other key individuals engaged to provide services to the Company and its subsidiaries. A stock award may be made in stock or denominated in stock subject to final settlement in cash or stock. Each stock award granted shall be subject to such terms and conditions as the Committee, in its sole discretion, shall determine and establish. These may include, but are not limited to establishing
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a holding  period  during  which  stock  issued  pursuant to an award may not be transferred, requiring forfeiture of the stock award because of termination of employment or failure to achieve specific objectives such as measures of
individual,  business  unit  or  Company  performance,   including  stock  price
appreciation. In determining a person's eligibility to be granted an award, as well as in determining the number of shares to be awarded to any person, the Committee shall take into account the person's position and responsibilities, the nature and value to the Company or its subsidiaries of such person's service and accomplishments, such person's present and potential contribution to the success of the Company or its subsidiaries, and such other factors as the Committee may deem relevant.
         (b) The Committee may provide that a stock award earn dividends or dividend equivalents, which may be paid currently or may be deferred in payment, including reinvestment in additional shares covered by the applicable stock award, all on such terms and conditions as the Committee shall deem appropriate.
         (c) The Committee shall require that for any stock award to be effective, the recipient of the award shall execute an Award Agreement at such time and in such form as the Committee shall determine. Any Award Agreement may require that for any or some of the shares issued, the awardee must pay a minimum consideration, whether in cash, property or services, as may be required by applicable law or the Committee, as the Committee shall determine.
         (d) A stock award may be granted singly or in combination or in tandem with another stock award or stock option. A stock award may also be granted as the payment form in settlement of a grant or right under any other Company employee benefit or compensation
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plan, including the plan of an acquired entity.
         (e) Directors who are not otherwise employees of the Company or a subsidiary shall not be eligible to receive stock awards pursuant to the Plan.
         (f) No award granted to any person under the Plan shall be assignable or transferable otherwise than by will or the laws of descent and distribution. Any award granted under the Plan shall be null and void and without effect upon any attempted assignment or transfer, except as herein provided, including without limitation any purported assignment, whether voluntary or by operation of law, pledge, hypothecation or other disposition, attachment, trustee process or similar process, whether legal or equitable, upon such award.
         5.       Eligibility for the Grant of Options.
         Options designated as incentive stock options may be granted only to officers and key employees of the Company or of any subsidiary corporation (herein called "subsidiary" or "subsidiaries"), as defined in Section 424 of the Code and the Treasury Regulations promulgated thereunder (the "Regulations"). Options designated as non-qualified options may be granted to officers, key employees and other key individuals engaged to provide services to the Company or any of its subsidiaries.
         Directors who are not otherwise employees of the Company or a subsidiary shall not be eligible to be granted an option pursuant to the Plan.
         In determining the eligibility of an individual to be granted an option, as well as in determining the number of shares to be optioned to any
individual,   the   Committee   shall  take  into   account  the   position  and
responsibilities of the individual being considered, the nature and value to the Company or its subsidiaries of his or her service and accomplishments, his or her
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present  and  potential  contribution  to  the  success  of the  Company  or its subsidiaries, and such other factors as the Committee may deem relevant.
         No option designated as an incentive stock option shall be granted to any employee of the Company or any subsidiary if such employee owns, immediately prior to the grant of an option, stock representing more than 10% of the voting power or more than 10% of the value of all classes of stock of the Company or a parent or a subsidiary, unless the purchase price for the stock under such option shall be at least 110% of its fair market value at the time such option is granted and the option, by its terms, shall not be exercisable more than five years from the date it is granted. In determining the stock ownership under this paragraph, the provisions of Section 424(d) of the Code shall be controlling. In determining the fair market value under this paragraph, the provisions of
Section 7 hereof shall apply.
         The maximum number of shares with respect to which an option or options may be granted to any employee in any one taxable year of the Company shall not exceed 500,000, taking into account shares granted during such taxable period under options that have terminated.
         6.       Option Agreement.
         Each option shall be evidenced by an option agreement (the "Agreement") duly executed on behalf of the Company and by the optionee to whom such option is granted, which Agreement shall comply with and be subject to the terms and conditions of the Plan. The Agreement may contain such other terms, provisions and conditions which are not inconsistent with the Plan as may be determined by the Committee, provided that options designated as incentive stock options shall meet all of the conditions for incentive stock options as defined in
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Section 422 of the Code.  The date of grant of an option shall be as  determined by the Committee. More than one option may be granted to an individual.
         7.       Option Price.
         The option price or prices of shares of the Company's Common Stock for options designated as non-qualified stock options shall be determined by the Committee, but in no event shall the option price of a non-qualified stock option be less than the par value of such Common Stock at the time the option is granted. The option price or prices of shares of the Company's Common Stock for incentive stock options shall be no less than the fair market value of such Common Stock at the time the option is granted as determined by the Committee in accordance with Section 422 of the Code and the Regulations promulgated thereunder.
         8.       Manner of Payment; Manner of Exercise.
         (a) Options granted under the Plan may provide for the payment of the exercise price by delivery of (i) cash or a check payable to the order of the Company in an amount equal to the exercise price of such options, (ii) shares of Common Stock of the Company owned by the optionee having a fair market value equal in amount to the exercise price of the options being exercised, or (iii) any combination of (i) and (ii), provided, however, that payment of the exercise price by delivery of shares of Common Stock of the Company owned by such optionee may be made only if such payment does not result in a charge to earnings for financial accounting purposes as determined by the Committee. The fair market value of any shares of the Company's Common Stock which may be delivered upon exercise of an option shall be determined by the Committee in accordance with Section 7 hereof. With the consent of the Committee, payment may also be made by delivery of a properly executed exercise notice to the
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Company,  together with a copy of irrevocable instruments to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the exercise price. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms.
         (b) To the extent that the right to purchase shares under an option has accrued and is in effect, options may be exercised in full at one time or in part from time to time, by giving written notice, signed by the person or persons exercising the option, to the Company, stating the number of shares with respect to which the option is being exercised, accompanied by payment in full for such shares as provided in subparagraph (a) above. Upon such exercise, delivery of a certificate for paid-up non-assessable shares shall be made at the principal office of the Company to the person or persons exercising the option at such time, during ordinary business hours, after fifteen (15) but not more than thirty (30) days from the date of receipt of the notice by the Company, as shall be designated in such notice, or at such time, place and manner as may be agreed upon by the Company and the person or persons exercising the option.
         9.       Exercise of Options.
         Each option granted under the Plan shall,  subject to Section 10(b) and
Section 12 hereof, be exercisable at such time or times and during such period as shall be set forth in the Agreement; provided, however, that no incentive stock option granted under the Plan shall have a term in excess of ten (10) years from the date of grant, and no non-qualified stock option granted under the Plan shall have a term in excess of fifteen (15) years from the date of grant.
         To the extent that an option to purchase shares is not exercised by an optionee when it
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becomes initially exercisable,  it shall not expire but shall be carried forward and shall be exercisable, on a cumulative basis, until the expiration of the exercise period. No partial exercise may be made for less than two hundred fifty
(250) full shares of Common Stock.
         10.      Term of Options; Exercisability.
         (a)      Term.
                  (1) Each incentive stock option shall expire not more than ten
(10) years from the date of the granting thereof, but shall be subject to earlier termination as herein provided. Each non-qualified stock option shall expire not more than fifteen (15) years from the date of the granting thereof, but shall be subject to earlier termination as herein provided.
                  (2) Except as otherwise provided in this Section 10, an option granted to any employee optionee who ceases to be an employee of the Company or one of its subsidiaries shall terminate on the seventh business day after the date such optionee ceases to be an employee of the Company or one of its subsidiaries, or on the date on which the option expires by its terms, whichever occurs first.
                  (3) If such  termination of employment is because of dismissal for cause or because the employee is in breach of any employment agreement, such option will terminate immediately on the date the optionee ceases to be an employee of the Company or one of its subsidiaries.
                  (4) If such  termination of employment is because the optionee has become  permanently  disabled (within the meaning of Section 22(e)(3) of the
Code), such option shall terminate on the last day of the twelfth month from the date such optionee ceases to be an employee, or on the date on which the option expires by its terms, whichever occurs first.
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                  (5) In the  event of the  death of any  optionee,  any  option granted to such optionee shall terminate on the last day of the twelfth month from the date of death, or on the date on which the option expires by its terms, whichever occurs first.
                  (6) Notwithstanding subparagraphs (2), (3), (4) and (5) above, the Committee shall have the authority to extend the expiration date of any outstanding option in circumstances in which it deems such action to be appropriate, provided that no such extension shall extend the term of an option beyond the date on which the option would have expired if no termination of the optionee's employment had occurred.
         (b)      Exercisability.
                  (1) An option granted to an employee optionee who ceases to be an employee of the Company or one of its subsidiaries shall be exercisable only to the extent that the right to purchase shares under such option has accrued and is in effect on the date such optionee ceases to be an employee of the Company or one of its subsidiaries.
                  (2) In the  event of the  death of any  optionee,  the  option granted to such optionee may be exercised by the estate of such optionee, or by any person or persons who acquired the right to exercise such option by bequest or inheritance or by reason of the death of such optionee.
         11.      Options Not Transferable.
         The right of any optionee to exercise any option granted to him or her shall not be assignable or transferable by such optionee otherwise than by will or the laws of descent and distribution, and any such option shall be exercisable during the lifetime of such optionee only by him or her. Any option granted under the Plan shall be null and void and without effect
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upon the  bankruptcy of the optionee to whom the option is granted,  or upon any attempted assignment or transfer, except as herein provided, including without limitation any purported assignment, whether voluntary or by operation of law, pledge, hypothecation or other disposition, attachment, divorce, except as provided above with respect to non-qualified stock options, trustee process or similar process, whether legal or equitable, upon such option.
         12.      Recapitalizations, Reorganizations and the Like.
         (a) In the event that the outstanding shares of the Common Stock of the Company are changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of any reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination of shares, or dividends payable in capital stock, appropriate adjustment shall be made in the number and kind of shares as to which options and stock awards may be granted under the Plan and as to which outstanding options or awards or portions thereof then unexercised shall be exercisable, to the end that the proportionate interest of the optionee or award recipient shall be maintained as before the occurrence of such event; such adjustment in outstanding options shall be made without change in the total price applicable to the unexercised portion of such options and with a corresponding adjustment in the option price per share.
         (b) In addition, unless otherwise determined by the Committee in its sole discretion, in the case of any (i) sale or conveyance to another entity of all or substantially all of the property and assets of the Company or (ii) Change in Control (as hereinafter defined) of the Company, the purchaser(s) of the Company's assets or stock may, in his, her or its discretion, deliver to the optionee the same kind of consideration that is delivered to the shareholders of the
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Company  as a result of such  sale,  conveyance  or Change  in  Control,  or the
Committee may cancel all outstanding options in exchange for consideration in cash or in kind, which consideration in both cases shall be equal in value to the value of those shares of stock or other securities the optionee would have received had the option been exercised (to the extent then exercisable) and no disposition of the shares acquired upon such exercise been made prior to such sale, conveyance or Change in Control, less the option price therefor. Upon receipt of such consideration by the optionee, his or her option shall immediately terminate and be of no further force and effect. The value of the stock or other securities the optionee would have received if the option had been exercised shall be determined in good faith by the Committee of the Company, and in the case of shares of the Common Stock of the Company, in accordance with the provisions of Section 7 hereof. The Committee shall also have the power and right to accelerate the exercisability of any options, notwithstanding any limitations in this Plan or in the Agreement upon such a sale, conveyance or Change in Control. Upon such acceleration, any options or portion thereof originally designated as incentive stock options that no longer qualify as incentive stock options under Section 422 of the Code as a result of such acceleration shall be redesignated as non-qualified stock options. To the extent permitted by law, upon such a sale, conveyance or a Change of Control the Committee may, in its sole discretion, amend any Award Agreement issued under the Plan in such manner as it deems appropriate, including without limitation, by amendmentsthat advance the dates upon which any or all outstanding awards shall become free of restrictions or shall become issued or payable, or that advance the dates upon which any or all outstanding awards shall terminate. A "Change in Control" shall be deemed to have occurred if any person, or any two or more persons acting as a group, and all
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affiliates  of such  person or  persons,  who prior to such time owned less than fifty percent (50%) of the then outstanding Common Stock of the Company, shall acquire such additional shares of the Company's Common Stock in one or more transactions, or series of transactions, such that following such transaction or transactions, such person or group and affiliates beneficially own fifty percent (50%) or more of the Company's Common Stock outstanding.
         (c) Upon dissolution or liquidation of the Company, all options granted under this Plan shall terminate, but each optionee (if at such time in the employ of or otherwise associated with the Company or any of its subsidiaries) shall have the right, immediately prior to such dissolution or liquidation, to exercise his or her option to the extent then exercisable. The Committee shall have the right to accelerate the vesting of any award or take such other action with respect thereto as the Committee shall in its sole discretion determine in the event of any contemplated dissolution or liquidation of the Company.
         (d) No fraction of a share shall be purchasable or deliverable upon the exercise of any option or stock award, but in the event any adjustment hereunder of the number of shares covered by the option or award shall cause such number to include a fraction of a share, such fraction shall be adjusted to the nearest smaller whole number of shares.
         13.      No Special Employment Rights.
         Nothing contained in the Plan or in any option or award granted under the Plan shall confer upon any option holder or award holder any right with respect to the continuation of his or her employment by the Company (or any subsidiary) or interfere in any way with the right of the Company (or any subsidiary), subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the
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compensation  of the option or award  holder from the rate in  existence  at the time of the grant of an  option.  Whether an  authorized  leave of  absence,  or absence in military or government service, shall constitute termination of employment shall be determined by the Committee at the time.
         14.      Withholding.
         The Company's obligation to deliver shares upon settlement of an award or upon the exercise of any option granted under the Plan, or to make any cash payment in connection with an award, shall be subject to the option or award holder's satisfaction of all applicable Federal, state and local governmental tax withholding requirements. Whenever cash is to be paid pursuant to an award under the Plan, the Company shall be entitled to deduct therefrom an amount sufficient in its opinion to satisfy all federal, state and local tax withholding requirements related to such payment. Whenever shares of Common Stock are to be delivered pursuant to an award or the exercise of an option under the Plan, the Company shall be entitled to require as a condition of delivery that the option or award holder remit to the Company an amount sufficient in the opinion of the Company to satisfy all federal, state and local governmental tax withholding requirements related thereto. With the approval of the Committee, which it shall have sole discretion to grant, and on such terms and conditions as the Committee may impose, the option or award holder may satisfy the foregoing condition by electing to have the Company withhold from delivery shares having a value equal to the amount of tax to be withheld. The Committee shall also have the right to require that shares be withheld from delivery to satisfy such condition.
         15.      Restrictions on Issue of Shares.
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         (a)  Notwithstanding  the  provisions of Sections 8 and 14 hereof,  the
Company may delay the issuance of shares covered by an award or by the exercise of an option and the delivery of a certificate for such shares until one of the following conditions shall be satisfied:
          (i) The shares with respect to which such option has been exercised or as to which an award has been made are at the time of the issue of such shares
effectively   registered  or  qualified  under  applicable   Federal  and  state
securities acts now in force or as hereafter amended; or
         (ii) Counsel for the Company shall have given an opinion, which opinion shall not be unreasonably conditioned or withheld, that such shares are exempt from registration and qualification under applicable Federal and state securities acts now in force or as hereafter amended.
        (b) It is intended that all exercises of options and issuances of awards shall be effective, and the Company shall use its best efforts to bring about compliance with the above conditions within a reasonable time, except that the Company shall be under no obligation to qualify shares or to cause a registration statement or a post-effective amendment to any registration statement to be prepared for the purpose of covering the issue of shares in respect of which any option may be exercised or award granted, except as otherwise agreed to by the Company in writing.
       16. Purchase for Investment; Rights of Holder on Subsequent Registration.

        Unless the shares to be issued pursuant to an award or upon exercise of an option granted under the Plan have been effectively registered under the Securities Act of 1933 (the "1933
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Act"),  as now in force or  hereafter  amended,  the  Company  shall be under no obligation to issue any shares covered by any option or award unless the person who receives such award or exercises such option, in whole or in part, shall
give  a  written   representation  and  undertaking  to  the  Company  which  is satisfactory in form and scope to counsel for the Company and upon which, in the opinion of such counsel, the Company may reasonably rely, that he or she is acquiring the shares issued pursuant thereto for his or her own account as an investment and not with a view to, or for sale in connection with, the distribution of any such shares, and that he or she will make no transfer of the same except in compliance with any rules and regulations in force at the time of such transfer under the 1933 Act, or any other applicable law, and that if shares are issued without such registration, a legend to this effect may be endorsed upon the securities so issued. In the event that the Company shall, nevertheless, deem it necessary or desirable to register under the 1933 Act or other applicable statutes any such shares, or to qualify any such shares for exemption from the 1933 Act or other applicable statutes, then the Company may take such action and may require from each optionee or award recipient such information in writing for use in any registration statement, supplementary registration statement, prospectus, preliminary prospectus or offering circular as is reasonably necessary for such purpose and may require reasonable indemnity to the Company and its officers and directors and controlling persons from such holder against all losses, claims, damages and liabilities arising from such use of the information so furnished and caused by any untrue statement of any material fact therein or caused by the omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made.
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        17.     Loans.
        The Company may not make loans to optionees to permit them to exercise options.
        18.     Modification of Outstanding Options or Awards.
        The Committee may authorize the amendment of any outstanding option or award with the consent of the optionee or award recipient when and subject to such conditions as are deemed to be in the best interests of the Company and in accordance with the purposes of this Plan.
        19.     Approval of Stockholders.
        The Plan shall be subject to approval by the vote of stockholders holding at least a majority of the voting stock of the Company present, or represented, and entitled to vote at a duly held stockholders' meeting within twelve (12) months after the adoption of the Plan by the Board of Directors and shall take effect as of the date of adoption by the Board of Directors upon such approval. The Committee may grant options under the Plan prior to such approval, but any such option shall become effective as of the date of grant only upon such approval and, accordingly, no such option may be exercisable prior to such approval.
        20.     Termination and Amendment.
        Unless sooner terminated as herein provided, the Plan shall terminate ten (10) years from the date upon which the Plan was duly adopted by the Board of Directors of the Company. The Board of Directors may at any time terminate the Plan or make such modification or amendment thereof as it deems advisable; provided, however, that except as provided in this Section 20, the Board of
Directors may not, without the approval of the stockholders of the Company obtained in the manner stated in Section 19 hereof, increase the maximum number of shares for which options or awards may be granted or change the designation of the class of persons eligible to
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receive  options or awards under the Plan,  or make any other change in the Plan which requires stockholder approval under applicable law or regulations, including any approval requirement which is a prerequisite for exemptive relief under Section 16 of the 1934 Act. The Committee may grant options or awards to persons subject to Section 16(b) of the 1934 Act after an amendment to the Plan by the Board of Directors requiring stockholder approval under this Section 20, but any such option or award shall become effective as of the date of grant only upon such approval and, accordingly, no such option may be exercisable prior to such approval and no award shall be settled prior to such approval. The Committee may terminate, amend or modify any outstanding option or award without the consent of the option or award holder, provided, however, that, except as provided in Section 12 hereof, without the consent of the optionee, the Committee shall not change the number of shares subject to an option, nor the exercise price thereof, nor extend the term of such option.
        21.     Compliance with Rule 16b-3.
        It is intended that the provisions of the Plan and any option or award granted thereunder to a person subject to the reporting requirements of Section 16(a) of the 1934 Act shall comply in all respects with the terms and conditions of Rule 16b-3 under the 1934 Act, or any successor provisions. Any agreement granting options or awards shall contain such provisions as are necessary or appropriate to assure such compliance. To the extent that any provision hereof is found not to be in compliance with such Rule, such provision shall be deemed to be modified so as to be in compliance with such Rule, or if such modification is not possible, shall be deemed to be null and void, as it relates to a recipient subject to Section 16(a) of the 1934 Act.
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        22.     Reservation of Stock.
        The Company shall at all times during the term of the Plan reserve and keep available such number of shares of stock as will be sufficient to satisfy the requirements of the Plan and shall pay all fees and expenses necessarily incurred by the Company in connection therewith.
        23.     Limitation of Rights in the Option Shares.
        An optionee shall not be deemed for any purpose to be a stockholder of the Company with respect to any of the options except to the extent that the option shall have been exercised with respect thereto and, in addition, a certificate shall have been issued theretofore and delivered to the optionee.
        24.     Notices.
        Any communication or notice required or permitted to be given under the Plan shall be in writing, and mailed by registered or certified mail or delivered by hand, if to the Company, to its principal place of business, attention: President, and, if to an optionee or award holder, to the address as appearing on the records of the Company.

Originally approved by the Board of Directors: December 14, 1993 Amended by the Board of Directors: November 14, 1995 and February 25, 1996 Originally approved by the Stockholders: April 26, 1994 Amendments approved by the Stockholders:
April 23, 1996
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